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                                                                    Exhibit 21.1

                           Universal Ice Blast, Inc.
                          Subsidiaries of the Company


Name                               Jurisdiction             Percent Ownership
----                               ------------             -----------------

Midwest Ice Blast, Inc.              Michigan                      100%